United States Securities and Exchange Commission
                           Washington, D.C.  20549

                                  FORM 8-K
            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 6, 1998
                              (March 30, 1998)

                        Commission file number 1-5558


                            Katy Industries, Inc.
           (Exact name of registrant as specified in its charter)

                 Delaware                            75-1277589
         (State of Incorporation)       (IRS Employer Identification Number)


          6300 S. Syracuse #300, Englewood, Colorado           80111
           (Address of Principal Executive Offices)          (Zip Code)


      Registrant's telephone number, including area code: (303) 290-9300



 (Former name or former address, if changed since last report) Not applicable




            Item 4.  Change in Registrant's Certifying Accountant
            -----------------------------------------------------

   On March 30, 1998, Katy Industries, Inc. ("Katy" or the "Company") dismissed Deloitte & Touche LLP as Independent Public Accountants for the Company. The decision has been approved by the Audit Committee of the Company's Board of Directors.

   Deloitte & Touche LLP's reports on the consolidated financial statements for the Company's fiscal years ended December 31, 1997 and December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

   Deloitte & Touche LLP has advised the Company that a disagreement occurred between the Company's management and Deloitte & Touche LLP in connection with the 1997 audit. The disagreement concerned the accounting for and presentation of the results of operations for those subsidiaries and divisions of Katy that are a part of the reorganization plan that was approved by the Company's Board of Directors on December 31, 1997 and announced on January 5, 1998. The disagreement was resolved to the satisfaction of Deloitte & Touche LLP during the December 31, 1997 audit of the consolidated financial statements. The Audit Committee of the Board of Directors discussed the disagreement and the subject matter of the disagreement with Deloitte & Touche LLP. Although the Company has not yet appointed a successor public accountant, the Company has authorized Deloitte & Touche LLP to respond fully to any inquiries concerning the disagreement and the subject matter of the disagreement by the successor public accountant, once appointed.

   Attached hereto as Exhibit 16 is a letter from Deloitte & Touche LLP confirming that such firm agrees with the statements herein that relate to Deloitte & Touche LLP.



                 Item 7.   Financial Statements and Exhibits
                 -------------------------------------------

Exhibit 16 Letter to the Securities and Exchange Commission from Deloitte & Touche LLP.




                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Katy Industries, Inc.
                                                  ---------------------------
                                                         (Registrant)


                                                  By  /S/ John R. Prann, Jr.
                                                  ---------------------------
                                                          John R. Prann, Jr.
                                                      Chief Executive Officer


Date         April 6, 1998
        -----------------------